Exhibit 99.1

Joint Filer Information

Name of Designated Filer: Richard S. Ressler
Date of Event Requiring Statement: 7/12/2011
Issuer Name and Trading Symbol: Environmental Solutions Worldwide, Inc. (“ESWW”)

Name: Richard S. Ressler
Address: c/o CIM Group, 6922 Hollywood Boulevard, Ninth Floor, Los Angeles, California 90028

Signature:

       /s/ Richard S. Ressler
Richard S. Ressler

Name: Orchard Investments, LLC
Address: c/o CIM Group, 6922 Hollywood Boulevard, Ninth Floor, Los Angeles, California 90028

ORCHARD INVESTMENTS, LLC

BY: ORCHARD CAPITAL CORP., ITS MANAGER

Signature:

By:        /s/ Richard S. Ressler
      Name: Richard S. Ressler
      Title: President